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Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 8, 2013 with respect to the consolidated financial statements, financial highlights, and Schedule 12-14 and our report dated May 20, 2013 with respect to the Senior Securities table of Main Street Capital Corporation contained in the Prospectus and Registration Statement. We consent to the use of the aforementioned reports in the Prospectus and Registration Statement, and to the use of our name as it appears under the captions "Senior Securities", "Selected Financial Data" and "Independent Registered Public Accounting Firm".

/s/ GRANT THORNTON LLP

Houston, Texas
July 31, 2013

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  Exhibit (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM